                                                                   Exhibit 10.14

                         DIRECTOR DEFERRED FEE AGREEMENT

     THIS AGREEMENT is entered into this      day of          , 2002 by and
                                         ----        ---------
between First Northern Bank of Dixon, a California-chartered commercial bank
located in Dixon, California (the "Company"), and                    (the
                                                  ------------------
"Director").

                                  INTRODUCTION

     To encourage the Director to remain a member of the Company's Board of Directors, the Company is willing to provide to the Director a deferred fee opportunity. The Company will pay the Director's benefits from its general assets.

                                    AGREEMENT

     The Director and the Company agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

     1.1 "Base Rate" shall be 125% of the Moody's Rate. The Moody's Rate shall mean the interest rate determined by the Committee at any time before the commencement of each Plan Year. The Moody's Rate for the Plan Year shall be the most current monthly "Seasoned Corporate Bond" rate published by Moody's Investors Services, Inc., or any successor to that service, available prior to the announcement by the Committee. The Seasoned Corporate rate is an economic indicator, based on an arithmetic average of the yield of representative bonds, including industrial, public utilities, Aaa, A and Baa bonds, and is calculated as a monthly average of the composite yield.

     1.2 "Change of Control" means that any of the following events occur:

          (a) Merger: First Northern Community Bancorp parent corporation of First Northern Bank of Dixon, merges into or consolidates with another corporation, or merges another corporation into First Northern Community Bancorp, and as a result less than 50% of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were the holders of First Northern Community Bancorp voting securities immediately before the merger or consolidation. For purposes of this Agreement, the term "person" means an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity,

          (b) Acquisition of Significant Share Ownership: a report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 20% or more of a class of First Northern Community Bancorp voting securities, but this paragraph (b) shall not apply to beneficial ownership of voting securities of First Northern Community Bancorp held in a fiduciary capacity by an entity in which directly or indirectly beneficially owns 50% or more of the outstanding voting securities, or beneficial ownership of voting securities held by an employee benefit plan maintained for the benefit of First Northern Bank of Dixon's employees, or

          (c) Change in Board Composition: during any period of two consecutive years, individuals who constitute First Northern Community Bancorp board of directors at the beginning of the two-year period cease for any reason to constitute at least a majority thereof; provided, however, - that for purposes of this paragraph (c) - each director who is first elected by the board (or first nominated by the board for election by stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the period shall be deemed to have been a director at the beginning of the two-year period.

     1.3 "Code" means the Internal Revenue Code of 1986, as amended.

     1.4 "Corporation" means First Northern Community Bancorp, parent corporation of First Northern Bank of Dixon.

     1.5 "Deferred Account" means the Company's accounting of the Director's accumulated Deferrals plus accrued interest.

     1.6 "Deferrals" means the amount of the Director's Fees, which the Director elects to defer according to this Agreement.

     1.7 "Disability" means, if the Director is covered by a bank-sponsored disability policy, total disability as defined in the policy without regard to any waiting period. If the Director is not covered by such a policy, Disability means suffering a sickness, accident or injury that - in the judgment of a physician satisfactory to First Northern Bank of Dixon - prevents the Director from performing substantially all of the Director's normal duties for First Northern Bank of Dixon. As a condition to receiving any Disability benefits, First Northern Bank of Dixon may require the Director to submit to physical or mental evaluations and tests, as First Northern Bank of Dixon's board of directors deems appropriate.

     1.8 "Effective Date" means the date and year first written above.

     1.9 "Election Form" means the Form attached as Exhibit A.

     1.10 "Fees" means the total directors fees payable to the Director during a plan year.

     1.11 "Normal Retirement Age" means the Director's sixty-fifth (65th) birthday.

     1.12 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Service.

     1.13 "Plan Year" means the calendar year ending on December 31.

     1.14 "Projected Benefit" means the balance that would have accumulated in the Director's Deferral Account at Normal Retirement Age if it is assumed that the Director: (1) continued to defer Fees at the same rate that the Director had been deferring Fees on the date of the Director's death: and (2) the Director reached Normal Retirement Age.

     1.15 "Termination for Cause" means the Company's board of directors or a duly authorized committee of the board of directors determines at any time that the Director will not be nominated by the board or committee for reelection as a Director of First Northern Community Bancorp after the expiration of his current term, or if the Director is removed as a director of the Company, in either case because of the Director's:

          (a) gross negligence or gross neglect of duties to the Company; or

          (b) commission of a felony, or of a gross misdemeanor involving moral turpitude in connection with the Director's service to the Company; or

          (c) fraud, disloyalty, dishonesty, or willful violation of any law or significant Company policy committed in connection with the Director's service and in the Company's sole judgment, resulting in an adverse effect on the Company; or

          (d) removal from service or permanent prohibition from participation in the conduct of the Company's affairs by an order issued under
          Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act [ 12 U.S.C. 1818(e)(4) or (g)(1)].

     1.16 "Termination of Service" means that the Director ceases to be a member of First Northern Bank of Dixon's board of directors for any reason whatsoever. If the Director ceases to be a member of First Northern Bank of Dixon's board of directors but continues to serve on the board of directors of First Northern Community Bancorp, Termination of Service shall be deemed to have occurred instead when the Director ceases also to be a member of the board of directors of First Northern Community Bancorp. For purposes of this Agreement, it there is a dispute over the service status of the Director or the date of the Director's Termination of Service, First Northern Bank of Dixon shall have the sole and absolute right to decide the dispute unless the first occurrence of a Change of Control shall have occurred within 24 months before Termination of Service.

                                    ARTICLE 2
                                DEFERRAL ELECTION

     2.1 INITIAL ELECTION. The Director shall make an initial deferral election under this Agreement by filing with the Company a signed Election Form within fifteen (15) days after the date of this Agreement. The Election Form shall set forth the amount of Fees to be deferred and the form of benefit payment. The Election Form shall be effective to defer only Fees earned after the date the Election Form is received by the Company.

     2.2 ELECTION CHANGES

          2.2.1 GENERALLY. The Director may modify the amount of Fees to be deferred by filing a subsequent signed Election Form with the Company and obtaining written approval by the Board of Directors of the Company. The modified deferral shall not be effective until the calendar year following the year in which the subsequent Election Form is received by the Company. The Director may not change the form of benefit payment initially elected under Section 2.1 without the written approval of the Board of Directors of the Company.

          2.2.2 HARDSHIP. If an unforeseeable financial emergency arising from the death of a family member, divorce, sickness, injury, catastrophe or similar event outside the control of the Director occurs, the Director, by written instructions to the Company may reduce future deferrals under this Agreement.

                                    ARTICLE 3
                                DEFERRAL ACCOUNT

     3.1 ESTABLISHING AND CREDITING. The Company shall establish a Deferral Account on its books for the Director, and shall credit to the Deferral Account the following amounts:

          3.1.1 DEFERRALS. The Fees deferred by the Director as of the time the Fees would have otherwise been paid to the Director.

          3.1.2 INTEREST CREDITING PRIOR TO DISTRIBUTION. Prior to any distribution of benefits, interest shall be credited and compounded annually on the Director's Deferral Account Balance at the Base Rate. For purposes of this crediting and compounding, all amounts deferred during a Plan Year shall be treated as having been deferred as of the beginning of the Plan Year. In the event of Retirement, Disability, death or a Termination of Employment prior to the end of a Plan Year, the basis for that year's interest crediting will be a fraction of the full year's interest, based on the number of full months that the Director served with the Company during the Plan Year prior to the occurrence of such event.

          3.1.3 INTEREST CREDITING FOR INSTALLMENT DISTRIBUTIONS. In the event a benefit is paid in installments, interest shall be credited on the undistributed portion of the Director's Deferral Account Balance commencing on the first day of the month in which the Director terminates service on the Board using a fixed interest rate that is determined by averaging the Base Rates for the Plan Year in which installment payments commence and the three (3) preceding Plan Years. If a Director has completed fewer than four (4) Plan Years, this average shall be determined using the Base Rates for the Plan Years during which the Director participated in the Plan.

     3.2 STATEMENT OF ACCOUNTS. The Company shall provide to the Director, within one hundred twenty (120) days after each anniversary of this Agreement, a statement setting forth the Deferral Account balance.

     3.3 ACCOUNTING DEVICE ONLY. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement. The Deferral Account is not a segregated fund of any kind. The Director is a general unsecured creditor of the Company for the payment of benefits. The benefits represent the mere Company promise to pay such benefits. The Director's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Director's creditors.

                                    ARTICLE 4
                                LIFETIME BENEFITS

     4.1 NORMAL BENEFIT. Upon the Normal Retirement Date, the Company shall pay to the Director the benefit described in this Section 4.1. in lieu of any other benefit under this Agreement.

          4.1.1 AMOUNT OF BENEFIT. The benefit under this Section 4.1 is the Deferral Account balance at the Director's Normal Retirement Date.

          4.1.2 PAYMENT OF BENEFIT. The Company shall pay the benefit to the Director in the form elected by the Director on the Election Form. The Company shall credit interest as described under Section 3.1.2 or 3.1.3.

     4.2 EARLY TERMINATION BENEFIT. Upon Termination of Service prior to the Normal Retirement Age for reasons other than death, Change of Control or Disability, the Company shall pay to the director the benefit described in this
Section 4.2 in lieu of any other benefit under this Agreement.

          4.2.1 AMOUNT OF BENEFIT. The benefit under this Section 4.2 is the Deferral Account balance at the Director's Termination of Service.

          4.2.2 PAYMENT OF BENEFIT. The Company shall pay the benefit to the Director in the form elected by the Director on the Election Form within forty-five (45) days after the Director's Termination of Service. The Company shall credit interest as described under Section
          3.1.2 or 3.1.3.

     4.3 DISABILITY BENEFIT. If the Director terminates service as a director for Disability prior to Normal Retirement Age, the Company shall pay to the Director the benefit described in this Section 4.3. in lieu of any other benefit under this Agreement.

          4.3.1 AMOUNT OF BENEFIT. The benefit under this Section 4.3 is the Deferral Account balance at the Director's Termination of Service.

          4.3.2 PAYMENT OF BENEFIT. The Company shall pay the benefit to the Director in the form elected by the Director on the Election Form within forty-five (45) days after the Director's Termination of Service. The Company shall credit interest as described under Section
          3.1.2 or 3.1.3

     4.4 CHANGE OF CONTROL BENEFIT. Upon a Change of Control while the Director is in the active service of the Company, the Company shall pay to the Director the benefit described in this Section 4.4 in lieu of any other benefit under this Agreement.

          4.4.1 AMOUNT OF BENEFIT. The benefit under this Section 4.4 is the Deferral Account balance at the date of the Director's Termination of Service.

          4.4.2 PAYMENT OF BENEFIT. The Company shall pay the benefit to the Director in the form elected by the Director on the Election Form within forty-five (45) days after the Director's Termination of Service. The Company shall credit interest as described under Section
          3.1.2 or 3.1.3.

     4.5 HARDSHIP DISTRIBUTION. Upon the Company's determination (following petition by the Director) that the Director has suffered an unforeseeable financial emergency as described in Section 2.2.2, the Company shall distribute to the Director all or a portion of the Deferral Account balance as determined by the Company, but in no event shall the distribution be greater than is necessary to relieve the financial hardship.

                                    ARTICLE 5
                                  BENEFICIARIES

     5.1 BENEFICIARY DESIGNATIONS. The Director shall designate a beneficiary by filing a written designation with the Company. The Director may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Director and accepted by the Company during the Director's lifetime. The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director, or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, all payments shall be made to the Director's surviving spouse, if any, and if none, to the Director's surviving children and the descendants of any deceased child by right of representation, and if no children or descendants survive, to the Director's estate.

     5.2 FACILITY OF PAYMENT. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    ARTICLE 6
                               GENERAL LIMITATIONS

     6.1 INSURANCE. The Company may acquire an insurance policy on the life of the Director. The Company will be the owner and beneficiary of the policy. The Director will have no interest in or right to the policy.

     6.2 GENERAL. Notwithstanding anything to the contrary contained in this Agreement, the Director is entitled to only one benefit which shall be determined by the first event to occur which is dealt with by this Agreement. Subsequent occurrence of events dealt with by this Agreement shall not entitle the Director or his or her beneficiaries to other or further benefits under this Agreement.

     6.3 TAX CONSEQUENCES. The Company does not insure or guarantee the tax consequences of payments provided hereunder for matters beyond its control, and the Director certifies that his decision to reduce and defer to receive his compensation is not due to any reliance upon financial, tax or legal advice given by the Company, and of its employees, agents, accountants or legal advisors.

     6.4 TERMINATION FOR CAUSE. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement that is in excess of the Director's Deferrals (i.e., the interest earned on the Deferred Account) if the Company terminates the Director's service for cause as defined in Section 1.15.

                                    ARTICLE 7
                          CLAIMS AND REVIEW PROCEDURES

     7.1 CLAIMS PROCEDURE. A person or beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

          7.1.1 INITIATION - WRITTEN RESPONSE. The claimant initiates a claim by submitting to the Company a written claim for the benefits.

          7.1.2 TIMING OF COMPANY RESPONSE. The Company shall respond to such claimant within 90 days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

          7.1.3 NOTICE OF DECISION. If the Company denies part or all of the claim, the Company shall notify the claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

               7.1.3.1 The specific reasons for the denial,

               7.1.3.2 A reference to the specific provisions of the Agreement on which the denial is based,

               7.1.3.3 A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

               7.1.3.4 An explanation of the Agreement's review procedures and the time limits applicable to such procedures, and

               7.1.3.5 A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

     7.2 REVIEW PROCEDURE. If the Company denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

          7.2.1 INITIATION - WRITTEN REQUEST. To initiate the review, the claimant, within 60 days after receiving the Company's notice of denial, must file with the Company a written request for review.

          7.2.2 ADDITIONAL SUBMISSIONS - INFORMATION ACCESS. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Company shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

          7.2.3 CONSIDERATIONS ON REVIEW. In considering the review, the Company shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

          7.2.4 TIMING OF COMPANY RESPONSE. The Company shall respond in writing to such claimant within 60 days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

          7.2.5 NOTICE OF DECISION. The Company shall notify the claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

               7.2.5.1 The specific reasons for the denial,

               7.2.5.2 A reference to the specific provisions of the Agreement on which the denial is based,

               7.2.5.3 A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

               7.2.5.4 A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

                                    ARTICLE 8
                           AMENDMENTS AND TERMINATION

     The Company may amend or terminate this Agreement at any time prior to the Director's Termination of Service by written notice to the Director. In no event shall this Agreement be terminated without payment to the Director of the Deferral Account balance attributable to the Director's deferrals and interest credited on such amounts unless the Agreement terminates as a result of Termination for Cause in which event the Director forfeits the interest credited on the Director's Deferrals.

                                    ARTICLE 9
                                  MISCELLANEOUS

     9.1 BINDING EFFECT. This Agreement shall bind the Director and the Company, and their beneficiaries, successors and assigns, survivors, executors, administrators and transferees.

     9.2 NO GUARANTEE OF SERVICE. This Agreement is not a contract for services. It does not give the Director the right to remain a director of the Company, nor does it interfere with the shareholders' rights to replace the Director. It also does not require the Director to remain a director nor interfere with the Director's right to terminate services at any time.

     9.3 NON-TRANSFERABILITY. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

     9.4 TAX WITHHOLDING. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

     9.5 APPLICABLE LAW. The Agreement and all rights hereunder shall be governed by the laws of California except to the extent preempted by the laws of the United States of America.

     9.6 UNFUNDED ARRANGEMENT. The Director and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Director's life is a general asset of the Company to which the Director and beneficiary have no preferred or secured claim.

     9.7 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company and the Director as to the subject matter hereof. No rights are granted to the Director by virtue of this Agreement other than those specifically set forth herein.

     9.8 ADMINISTRATION. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

          9.8.1 Interpreting the provisions of the Agreement;

          9.8.2 Establishing and revising the method of accounting for the Agreement;

          9.8.3 Maintaining a record of benefit payments; and

          9.8.4 Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

     9.9 NAMED FIDUCIARY. The Company shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the Service of advisors and the delegation of ministerial duties to qualified individuals.

     IN WITNESS WHEREOF, the Director and a duly authorized First Northern Bank officer have signed this Agreement.

DIRECTOR:                                 COMPANY:


     ------------------------                  -------------------------
                                                               President

                                    EXHIBIT A

                               FIRST NORTHERN BANK
                         DIRECTOR DEFERRED FEE AGREEMENT

                                Deferral Election

I elect to defer fees under my Director Deferred Fee Agreement with First Northern Bank of Dixon, as follows:

===========================================================================================
Amount of Deferral                  Frequency of Deferral   Duration
-------------------------------------------------------------------------------------------
(Initial and Complete One)          (Initial One)           (Initial One)

   I elect to defer     % of fees      Beginning of Year       This year only
--                  ----            --                      --

   I elect to defer $     of fees      Each fee period         For       Years
--                   ----           --                      --     -----

   I elect not to defer fees           End of year             Until Termination of Service
--                                  --                      --

                                                               Until
                                                            --       --------
                                                                      (date)
===========================================================================================

I understand that I may change the amount, frequency and duration of my deferrals by filing a new election form with First Northern Bank and obtaining written approval of the Board of Directors of First Northern Bank; provided, however, that any subsequent election will not be effective until the calendar year following the year in which the new election is received by First Northern Bank.


Date:
     ----------------                                ---------------------------
                                                          Director's Signature

                                                     ---------------------------
                                                          Type or Print Name

                               FIRST NORTHERN BANK
                         DIRECTOR DEFERRED FEE AGREEMENT

                             Form of Benefit Payment

I elect to receive benefits under the Agreement in the following form:

[Initial One]

     Lump Sum
----

     Equal monthly installment for Sixty (60) months
----

     Equal monthly installments for One Hundred Twenty (120) months
----

     Equal monthly installments for One Hundred Eighty (180) months
----

I understand that I may not change the form of benefit elected, even if I later change the amount of my deferrals under the Agreement without written approval of the Board of Directors of First Northern Bank.


Date:
     ----------------                                ---------------------------
                                                          Director's Signature

                                                     ---------------------------
                                                          Type or Print Name

                               FIRST NORTHERN BANK
                         DIRECTOR DEFERRED FEE AGREEMENT

                             Beneficiary Designation

I designate the following as beneficiary of benefits under the Deferred Fee Agreement payable following my death:

               Primary:
                        ---------------------------------------
               Contingent:
                           ------------------------------------

               NOTE: To name a trust as beneficiary, please provide the name of the trustee and the exact date of the trust agreement.
                                   -----

I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary, in the event of the dissolution of our marriage. Upon acknowledgement and acceptance by the Company any previous Beneficiary
---------------------------------------------------------------------------
Designations are hereby revoked.
--------------------------------


Date:
     ----------------                                ---------------------------
                                                          Director's Signature

                                                     ---------------------------
                                                          Type or Print Name

The Director acknowledges that any change of Beneficiary will not be effective until acknowledged and accepted in writing by the Company in the space provided below:

Beneficiary Designation herein acknowledged and accepted on             .
                                                            ----------
                                                               Date

Accepted by
            ----------------------------------
                  Company Representative

       Title:
              --------------------------------